UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2026

ORMAT TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32347	No. 88-0326081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6884 Sierra Center Parkway Reno, Nevada	89511
(Address of Principal Executive Offices)	(Zip Code)

(775) 356-9029

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ORA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

Convertible Notes Indentures

On March 20, 2026, Ormat Technologies, Inc. (the “Company”) completed its previously announced offering of $1 billion aggregate principal amount of convertible senior notes, consisting of (i) $825 million aggregate principal amount of 1.50% Series A Convertible Senior Notes due 2031 (the “Series A Notes”) and (ii) $175 million aggregate principal amount of 0.00% Series B Convertible Senior Notes due 2031 (the “Series B Notes” and, together with the Series A Notes, the “Notes”), in each case, including the exercise in full of the initial purchasers’ options to purchase an additional $100 million and $25 million of Series A Notes and Series B Notes, respectively.

The Series A Notes were issued pursuant to an indenture, dated March 20, 2026 (the “Series A Notes Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Series B Notes were issued pursuant to an indenture, dated March 20, 2026 (the “Series B Notes Indenture” and, together with the Series A Indenture, the “Indentures”), between the Company and the Trustee.

Each series of Notes will mature on March 15, 2031, unless earlier converted, redeemed or repurchased in accordance with its terms prior to such date. For the Series A Notes, interest will accrue at a rate of 1.50% per year and will be payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2026. The Series B Notes will not bear regular interest, and the principal amount of the Series B Notes will not accrete. The Company will pay special interest, if any, on the Series B Notes as set forth in the Series B Notes Indenture.

The Notes of each series are convertible into cash up to the aggregate principal amount of the Notes to be converted and cash, shares of the Company’s common stock (“Common Stock”) or a combination of cash and shares of Common Stock, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted. The initial conversion rate for the Series A Notes will be 7.1225 shares of Common Stock for each $1,000 principal amount of Series A Notes (equivalent to an initial conversion price of approximately $140.40 per share of Common Stock), and the initial conversion rate for the Series B Notes will be 7.1225 shares of Common Stock for each $1,000 principal amount of Series B Notes (equivalent to an initial conversion price of approximately $140.40 per share of Common Stock). The conversion rate of each series of Notes, and thus the conversion price of such series of Notes, may be adjusted under certain circumstances, including in connection with conversions made following a fundamental change or a redemption notice and under other circumstances, in each case as set forth in the applicable Indenture.

Prior to 5:00 p.m., New York City time, on the business day immediately preceding November 15, 2030, each series of Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2026 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to (x) prior to March 15, 2030, 150% and (y) on or after March 15, 2030, 130%, in each case, of the conversion price of such series of Notes on each applicable trading day; (2) during the five consecutive business day period immediately after any five consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of such series of Notes, as determined following a request by a holder or holders of such series of Notes in accordance with the procedures described in the applicable Indenture, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate of such series of Notes on each such trading day; (3) if the Company calls any or all of such series of Notes for redemption, at any time prior to the close of business on the second scheduled trading day prior to the redemption date (as defined in the applicable Indenture), but only with respect to the Notes of such series called (or deemed called as set forth in the applicable Indenture) for redemption; or (4) upon the occurrence of specified corporate events as described in the applicable Indenture. On or after November 15, 2030 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes at the relevant conversion rate at any time irrespective of the foregoing conditions.

The Company may not redeem either series of Notes prior to March 20, 2029. The Company may redeem for cash all or any portion of either or both series of Notes, at the Company’s option, on or after March 20, 2029 and on or before the 61st scheduled trading day immediately preceding the maturity date, if the last reported sale price of the Common Stock has been at least 130% of the conversion price for the relevant series of Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus (1) in the case of the Series A Notes, accrued and unpaid interest or (2) in the case of the Series B Notes, any accrued and unpaid special interest, in each case to, but excluding, the redemption date. No sinking fund is provided for the Notes.

Holders of the Series B Notes may require the Company to repurchase for cash all or part of their Series B Notes in principal amounts of $1,000 or a multiple thereof on March 15, 2027 (the “optional repurchase date”) at an optional repurchase price equal to 100% of the principal amount of the Series B Notes to be repurchased, plus any accrued and unpaid special interest to, but excluding, the optional repurchase date.

If a fundamental change (as defined in the applicable Indenture) occurs (other than an exempted fundamental change, as defined in the applicable Indenture), holders of each series of Notes may require the Company to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus (1) in the case of the Series A Notes, accrued and unpaid interest or (2) in the case of the Series B Notes, any accrued and unpaid special interest, in each case to, but excluding, the relevant fundamental change repurchase date.

The Notes are the Company’s senior unsecured obligations and rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated, including the Company’s 2.50% Convertible Senior Notes due 2027 (the “2027 Notes”); effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) of the Company’s subsidiaries.

The events of default with respect to a series of Notes, which may result in the acceleration of the maturity of such series of Notes, include, among other things, (1) default in any payment of interest or special interest, as the case may be, on any Note of such series when due and payable and the default continues for a period of 30 days; (2) default in the payment of principal of any Note of such series when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise; (3) failure by the Company to comply with its obligation to convert the Notes of such series in accordance with the relevant Indenture upon exercise of a holder’s conversion right and such failure continues for a period of three business days; (4) failure by the Company to (x) give a fundamental change notice or notice of a make-whole fundamental change (as defined in the applicable Indenture), in each case when due and such failure continues for three business days, or (y) give notice of a specified corporate transaction (as defined in the applicable Indenture); (5) failure by the Company to comply with its obligations in respect of any consolidation, merger or sale of assets; (6) failure by the Company for 60 days after written notice from the Trustee or the holders of at least 25% in aggregate principal amount of such series of Notes then outstanding has been received to comply with any of the Company’s other agreements contained in such series of Notes or the relevant Indenture; (7) default by the Company or any of its significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed (other than non-recourse indebtedness) in excess of $100,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (x) resulting in such indebtedness becoming or being declared due and payable or (y) constituting a failure to pay the principal or interest of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (x) and (y), such acceleration has not been rescinded or annulled or where such default is not cured or waived within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% of the aggregate principal amount of Notes then outstanding, in accordance with the relevant Indenture; or (8) certain events of bankruptcy, insolvency, or reorganization of the Company or any of its significant subsidiaries.

If an event of default with respect to a series of Notes involving bankruptcy, insolvency or reorganization occurs and is continuing with respect to the Company, 100% of the principal amount of such series of Notes then outstanding and accrued and unpaid interest or special interest, as the case may be, if any, on all the outstanding Notes of such series will be automatically due and payable. If any other event of default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series, by written notice to the Company, may declare 100% of the principal amount of such series of Notes then outstanding and accrued and unpaid interest, or special interest, as the case may be, if any, on the outstanding Notes of such series to be due and payable.

The Company estimates that the net proceeds from the offering of the Notes will be approximately $975.7 million after deducting fees and estimated offering expenses.

The Company (1) used approximately $287.9 million of the net proceeds from the sale of the Notes, as well as approximately $25 million cash on hand, and issued approximately 0.6 million shares of Common Stock to repurchase approximately $285.9 million aggregate principal amount of the 2027 Notes through privately negotiated transactions entered into concurrently with the pricing of the offering, (2) used approximately $25 million of the net proceeds from the offering to repurchase concurrently with the closing of the offering, shares of Common Stock in privately negotiated transactions at a price per share equal to $108.00 and (3) expects to use the remainder of the net proceeds from the offering for general corporate purposes. Such share repurchases and the use of cash on hand were intended to offset a portion of the dilutive effect of the 2027 Notes.

The description of each Indenture and each series of Notes is qualified in its entirety by reference to the text of the Series A Notes Indenture, the Form of Series A Note, the Series B Notes Indenture and the Form of Series B Note, as applicable, copies of which are attached as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to certain initial purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Notes were resold by the initial purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of Common Stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders.

Initially, a maximum of 9,259,200 shares of Common Stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate for each series of Notes of 9.2592 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

The information set forth under the heading “Repurchases of 2027 Notes” in Item 8.01 below is incorporated by reference into this Item 2.03.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01 Other Events

Notes Offering Press Releases

On March 17, 2026, the Company issued a press release announcing (i) the Company’s proposed private offering of $600 million aggregate principal amount of Series A Notes and $150 million aggregate principal amount of Series B Notes, each pursuant to Rule 144A under the Securities Act and (ii) the Company’s intent to repurchase a portion of the 2027 Notes. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On March 18, 2026, the Company issued a press release announcing that it had priced the above-referenced offering in an upsized amount of $725 million aggregate principal amount of Series A Notes and $150 million aggregate principal amount of Series B Notes. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Repurchases of 2027 Notes

Concurrently with the pricing of the offering of Notes, the Company entered into privately negotiated exchange agreements (the “Exchange Agreements”) with certain holders of its 2027 Notes, pursuant to which the Company agreed to repurchase approximately $285.9 million aggregate principal amount of its 2027 Notes using approximately $287.9 million of cash from the offering to repay the par amount, as well as approximately $25 million cash on hand, and issuing approximately 0.6 million shares of Common Stock for the remainder. The issuance of the shares of Common Stock in connection with such repurchases was undertaken in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

The Company anticipates that such repurchases will settle on or about March 20, 2026. Upon settlement of such repurchases, the aggregate principal amount of 2027 Notes outstanding is expected to be reduced to approximately $190.6 million.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit No.	Description
4.1	Series A Notes Indenture, dated March 20, 2026, between Ormat Technologies, Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of 1.50% Series A Convertible Senior Note due 2031 (included in Exhibit 4.1).
4.3	Series B Notes Indenture, dated March 20, 2026, between Ormat Technologies, Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.4	Form of 0.00% Series B Convertible Senior Note due 2031 (included in Exhibit 4.3).
99.1	Press Release dated March 17, 2026.
99.2	Press Release dated March 18, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

Dated: March 20, 2026	By:	/s/ Assaf Ginzburg
	Name:	Assaf Ginzburg
	Title:	Chief Financial Officer